Exhibit 99.1

API Technologies to Acquire Cobham Inmet and Cobham Weinschel

ORLANDO, Fla.– (PR Newswire) – April 23, 2015 - API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a leading provider of high performance radio frequency (“RF”), microwave, millimeterwave, power, and security solutions announced today that it has entered into a definitive agreement with a wholly owned subsidiary of Cobham plc (LON:COB) (“Cobham”), to acquire Aeroflex / Inmet, Inc. (“Inmet”) and Aeroflex / Weinschel, Inc. (“Weinschel” and together with Inmet, the “Acquired Companies”). Inmet and Weinschel have each been in business for more than 50 years, and each manufactures and sells RF and microwave products for defense, space, avionics, wireless, and test and measurement applications.

Pursuant to the terms of the definitive agreement, API will acquire 100% of the shares of the Acquired Companies for a total purchase price of $80.0 million. This transaction is subject to customary closing conditions, including Hart Scott Rodino. API will finance the acquisition with an $85.0 million add-on to its existing term loan with Guggenheim Corporate Funding LLC. Combined, Inmet and Weinschel generated revenue of $51.4 million and EBITDA margins over 20% for the year ended December 31, 2014. The transaction is anticipated to close within 60 days once customary regulatory approvals have been received.

Robert Tavares, President and Chief Executive Officer of API Technologies, stated: “The acquisitions of Inmet and Weinschel strengthen API’s product portfolio and scale in the RF, microwave, and microelectronics markets, and are immediately accretive to API’s cash flow and earnings. The Inmet and Weinschel brands are well recognized for innovative and reliable Microwave and RF solutions for Commercial Aerospace, Communications and Defense applications. We are very excited to welcome the Inmet and Weinschel employees to the API business. The addition of the Inmet and Weinschel products to our existing portfolio will enable us to better serve our customer needs with a broader set of component and subsystem solutions.”

About API Technologies Corp.

API Technologies (NASDAQ: ATNY) is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeterwave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of API to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, general economic and business conditions, including, without limitation, reductions in government defense spending; government regulations; our ability to integrate and consolidate acquisitions; our ability to expand our operations in both new and existing markets; and expectations regarding the acquisitions being accretive to cash flow and earnings. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in API’s expectations. Except as required by law, API assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Claudio Mannarino

Senior Vice President and Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Tara Flynn Condon

Vice President, Corporate Development & Marketing

+1 908-546-3903

media@apitech.com